SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM 8-K


           Current Report Pursuant to Section 13 or 15(d) of
                 The Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported):  September 18, 2001

                           CLICKACTION INC.
       (Exact name of Registrant as specified in its charter)


   DELAWARE                   000-26008              77-0195362
(State or other           (Commission File       (I.R.S. Employer
jurisdiction of                 Number)           Identification No.)
incorporation or
organization)





                        2197 E. Bayshore Road
                    Palo Alto, California  94303
     (Address of principal executive offices) (Zip code)


                          (650) 473-3600
      (Registrant's telephone number, including area code)


                                 N/A
   (Former name or former address, if changed since last report)

Item 5.  Other Events

	On September 18, 2001, ClickAction Inc., a Delaware corporation and the registrant herein (the "Company"), issued a press release concerning Gregory Slayton's resignation as the Company's President and Chief Executive Officer and his appointment as the Chairman of the Board of the Company. George Grant, the Company's current Senior Vice President of Marketing, has been promoted to replace Mr. Slayton as the President and Chief Executive Officer of the Company and also has been appointed as a director of the Company.

Item 7.  Financial Statements and Exhibits.

      (c)   Exhibits

      99.1. Press Release of ClickAction Inc. dated September 18, 2001




                              SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


	                                   CLICKACTION INC.



Date:  September 19, 2001           By:  /s/ George Grant
                                         --------------------------
                                         George Grant
                                         President and Chief Executive
                                         Officer

                          INDEX TO EXHIBITS

Exhibit
Number           Description
--------         ------------

99.1 Press Release of ClickAction Inc. dated September 18, 2001

                                                         Exhibit 99.1
Corporate Contact
Amy Sheldon
ClickAction, Inc.
650-473-3605
amys@clickaction.com

FOR IMMEDIATE RELEASE
September 18, 2001

               CLICKACTION CEO GREGORY SLAYTON MOVES TO CHAIRMAN;
                           GEORGE GRANT APPOINTED CEO

                   Move Reaffirms Company's Commitment to its
                   Email Marketing Automation (EMA) Initiative

PALO ALTO, Calif. (September 18, 2001) - ClickAction(tm), Inc. (Nasdaq:
CLAC), a leading provider of email marketing automation products and services, announced today that its board appointed Gregory Slayton as its chairman of the board, and promoted senior vice president George Grant to president and chief executive officer, and member of the board of directors. Outgoing chairman David Mans will remain a board member. Mr. Slayton has been president and CEO for almost four years.

"We are very grateful to Gregory for all he has accomplished at ClickAction," said Mr. Mans. "During his tenure, our company has successfully transitioned from the difficult market for consumer shrink wrap software to become a leader in email marketing automation
(EMA). We are very happy that Gregory will remain active in the company because his leadership means a great deal to us." Mr. Slayton will maintain an active role in ClickAction, involved in investor, customer and partner relations.

"I believe that George is the perfect executive to take ClickAction forward into the next phase of our growth as a leader in the EMA industry," Mr. Slayton stated. "Working with George for the past two years has convinced me of his ability to keep the company moving forward. His deep experience in e-marketing and Internet technology, combined with his strong leadership, will be key to the next phase in ClickAction's growth."

"Today ClickAction presents an exciting opportunity in a growing market," said Mr. Grant. "Now that ClickAction's EMA product is shipping, this is a great time for me to be taking on this challenge. Several major enterprise customers have recently signed up for ClickAction EMA. We have a vision for enabling organizations to communicate with their customers-one-to-one-to increase profitability, loyalty and customer lifetime value."

Mr. Grant was ClickAction's senior vice president of marketing and business development for the past two years. Before that he was president and CEO of Connected Media Solutions, a professional services firm specializing in one-to-one marketing solutions. Prior to CMS, Mr. Grant was managing director for Dow Jones Asia Pacific and a senior consultant at KPMG.

About ClickAction, Inc.

ClickAction, Inc. is a leading provider of email marketing automation products and services. ClickAction Email Marketing Automation (EMA) helps marketers design, deploy and manage personalized email campaigns that maximize the lifetime value of each customer. ClickAction EMA saves time, generates revenues and reduces costs by providing a highly scalable outbound and inbound messaging, one-to-one publication, powerful rule-based segmentation, real-time tracking and detailed reporting, all integrated in a Web-based solution. 100% Java-based,

ClickAction EMA is built for easy deployment and integration with industry-leading third party applications. ClickAction offers a hosted ASP solution, ClickAction EMA, as well as an in-house
Enterprise solution, ClickAction EMA Enterprise for BEA. ClickAction products have a proven track record of success in a variety of industries including retail, catalog, brand and publishing. In addition to ClickAction EMA, the company offers interactive, campaign, acquisition and rich media services. ClickAction is a member of TRUSTe, an independent, noon-profit organization whose mission is to build users' trust and confidence in the Internet. For more information on ClickAction products and services, visit www.clickaction.com or call 1-800-473-3141.

Forward Looking Statements
To the extent that any of the statements contained herein relating to the Company are forward-looking, such statements are based on current expectations that involve a number of uncertainties and risks. Such uncertainties and risks include, but are not limited to, the development of new products and services, the enhancement of existing products and services, the dependence on principal customers and partners, competitive pricing pressures, timing of orders received, introduction of competitive products and services having technological and/or pricing advantages, and overall dynamics of the industry and consolidation. For further information, refer to the risk factors included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, each as filed with the Securities and Exchange Commission.